EXHIBIT 32.1
CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER OF CYBERONICS, INC.
PURSUANT TO 18 U.S.C. SECTION 1350
      Robert P. Cummins, the Chief Executive Officer of Cyberonics, Inc. (the “Company”), and Pamela B. Westbrook, the Chief Financial Officer of Cyberonics, Inc. each hereby certifies that:

(a) the accompanying report on Form 10-K for the fiscal year ended April 29, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) by the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ROBERT P. CUMMINS

Robert P. Cummins
Chairman of the Board, Chief Executive Officer
and President
(Principal Executive Officer)

/s/ PAMELA B. WESTBROOK

Pamela B. Westbrook
Vice President, Finance and Administration
and Chief Financial Officer
(Principal Financial and Accounting Officer)
Date: July 18, 2005
      The certification set forth above is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not to be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and does not constitute a part of the Report accompanying this letter.
      A signed original of this written statement required by Section 906 has been provided to Cyberonics, Inc. and will be retained by Cyberonics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.